Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-28483), Form S-8 (No. 333-90353), Form S-8 (No. 333-54786), Form S-8 (No. 333-54784), Form S-8 (No. 333-108838), Form S-4 (No. 333-135569), Form S-3 (No. 333-99067), Form S-3 (No. 333-99063), Form S-3 (No. 333-95487), Form S-3 (No. 333-111174), Form S-3 (No. 333-110939), Form S-3 (No. 333-86654), Form S-3 (No. 333-122456), Form S-3 (No. 333-119469), Form S-3 (No. 333-124922) and Form S-3 (No. 333-136344) of Health Care Property Investors, Inc. of our report dated March 24, 2006, except for the last paragraph of Note 2, as to which the date is August 31, 2006, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of CNL Retirement Properties, Inc. which appears in the Current Report on Form 8-K of Health Care Property Investors, Inc. dated September 7, 2006.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
September 7, 2006